Exhibit 99.1

CP Remains Ready to Re-engage with KCS; CP to Proceed with STB Application Process

May 21, 2021 / Calgary

CP believes that pursuing its STB Application is in the best interests of both KCS and the public so that the pro-competitive CP/KCS transaction can proceed to be reviewed

Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) sent the following letter to the Surface Transportation Board (“STB”) today in response to the Kansas City Southern (“KCS”) Board of Directors’ decision to terminate the Merger Agreement with CP:

The Honorable Cynthia T. Brown

Chief, Section of Administration, Office of Proceedings

Surface Transportation Board

395 E Street S.W.

Washington, DC 20423

Re:      Finance Docket No. 36500, Canadian Pacific Ry. – Control – Kansas City Southern

Dear Ms. Brown:

I am writing on behalf of the Canadian Pacific Applicants in this proceeding1 to advise the Board and Interested Parties of the CP Applicants’ intentions in light of Kansas City Southern’s (“KCS”) decision to terminate the merger agreement between CP and Kansas City Southern and to enter a merger agreement with Canadian National Railway (“CN”). For the reasons explained below, CP intends to proceed to prepare and file its Application in this docket seeking Board authority to control KCS and its U.S. rail carrier subsidiaries.

1.    The decision of KCS’s board of directors to designate CN’s offer a “superior proposal” reflects the extreme price CN has offered KCS in order to extinguish CP’s proposed transaction,2 coupled with CN’s undertaking to attempt to absolve KCS and its shareholders of the regulatory risks associated with CN’s proposed acquisition through the use of a voting trust.

2.    In order to neutralize the regulatory risks posed by CN’s proposed transaction from the perspective of KCS’s shareholders, CN’s agreement to acquire KCS is conditioned on CN’s ability to acquire KCS shares in advance of receiving Board approval to control KCS via the use of a voting trust. See CN/KCS Merger Agreement, Section 6.1(e) (condition of closing that “[t]he STB Voting Trust Approval shall have been obtained”).

3.    On May 17, the Board ruled in Finance Docket No. 36514 that CN’s proposed acquisition of KCS is subject to the 2001 Major Merger rules, and, accordingly, that CN’s proposed use of a voting trust requires formal STB approval under 49 U.S.C. §1180.4(b)(4)(iv) (“applicants contemplating the use of a voting trust must explain how the trust would insulate them from an unlawful control violation and why their proposed use of the trust, in the context of their impending control application, would be consistent with the public interest.”). The Board explained that it would “take a more cautious approach to a voting trust” in the CN proceeding and that its “consideration of whether the proposed use of a voting trust in a potential CN-KCS transaction is ‘consistent with the public interest’ would be informed by argument on both the potential benefits and costs of such use.” Finance Docket No. 36514 (Decision No. 3 served May 17, 2021) at 7.

4.    CP believes that CN cannot demonstrate that its proposed use of a voting trust would be “consistent with the public interest” for reasons CP has already summarized and will address further in its comments on CN’s proposal in Finance Docket No. 36514, once CN refiles its motion seeking Board approval and the Board establishes a comment period.3 See also CP’s April 27 Letter (CP-14 in Finance Docket No. 36500, CP-2 in Finance Docket No. 36514).

5.    Because STB Voting Trust Approval is a condition to closing, were CN unable to use a voting trust, CN’s proposed acquisition of KCS could not be consummated. KCS would then face the choice of whether to renegotiate the CN-KCS merger agreement in order to proceed with CN without the use of a voting trust.4

6.    Were KCS presented with the question of how to proceed following a decision by the Board not to approve CN’s proposed use of a voting trust, CP anticipates being available to engage with KCS to enter into another agreement to acquire KCS. CP expects that such an agreement would be in substantially the form of the merger agreement previously entered into by CP and KCS, which was previously noticed in this docket and reviewed by the Board in connection with its approval of CP’s proposed voting trust agreement.5

7.    Accordingly, CP intends to proceed forward with the preparation of its Application in this docket seeking Board authority to acquire control of KCS. CP believes that pursuing its Application is in the best interests of both KCS and the public so that the pro-competitive CP/KCS transaction can proceed to be reviewed by the Board and – in the event KCS’s agreement with CN is terminated or CN is otherwise unable to acquire control of KCS – a potential acquisition of KCS by CP could be implemented without undue delay, all in accord with the rulings and processes already established by the Board in this docket.6

CP looks forward to establishing that its acquisition of control of KCS would be consistent with the public interest.

CP appreciates the Board’s attention to this matter.

Respectfully submitted,

David L. Meyer

Attorney for Canadian Pacific Railway Limited

FORWARD-LOOKING STATEMENTS AND INFORMATION

This news release includes certain forward-looking statements and forward looking information (collectively, FLI). FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the timing and completion of the transaction, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; the pending share split of CP’s issued and outstanding common shares; potential changes in the CP share price which may negatively impact the value of consideration offered to KCS shareholders; the ability of management of CP, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CP and KCS with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this webpage is expressly qualified in its entirety by these cautionary statements.

ABOUT CANADIAN PACIFIC

Canadian Pacific (TSX: CP) (NYSE: CP) is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP. CP-IR

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

CP will file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form F-4, which will include a proxy statement of KCS that also constitutes a prospectus of CP, and any other documents in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of KCS. CP will also file a management proxy circular in connection with the transaction with applicable securities regulators in Canada and the management proxy circular will be sent to CP shareholders. INVESTORS AND SHAREHOLDERS OF KCS AND CP ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN CANADA IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KCS, CP, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by CP and KCS with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus, management proxy circular and other documents which will be filed with the SEC and applicable securities regulators in Canada by CP online at investor.cpr.ca and www.sedar.com, upon written request delivered to CP at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Office of the Corporate Secretary, or by calling CP at 1-403-319-7000, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by KCS online at www.investors.kcsouthern.com, upon written request delivered to KCS at 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or by calling KCS’s Corporate Secretary’s Office by telephone at 1-888-800-3690 or by email at corpsec@kcsouthern.com.

You may also read and copy any reports, statements and other information filed by KCS and CP with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 or visit the SEC’s website for further information on its public reference room. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION OF PROXIES

This communication is not a solicitation of proxies in connection with the transaction. However, under SEC rules, CP, KCS, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about CP’s directors and executive officers may be found in its 2021 Management Proxy Circular, dated March 10, 2021, as well as its 2020 Annual Report on Form 10-K filed with the SEC and applicable securities regulators in Canada on February 18, 2021, available on its website at investor.cpr.ca and at www.sedar.com and www.sec.gov. Information about KCS’s directors and executive officers may be found on its website at www.kcsouthern.com and in its 2020 Annual Report on Form 10-K filed with the SEC on January 29, 2021, available at www.sec.gov and www.investors.kcsouthern.com. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and management proxy circular and other relevant materials filed with the SEC and applicable securities regulators in Canada when they become available.

1.    Canadian Pacific Applicants are Canadian Pacific Railway Limited, Canadian Pacific Railway Company, and their U.S. rail carrier subsidiaries Soo Line Railroad Company, Central Maine & Quebec Railway US Inc., Dakota, Minnesota & Eastern Railroad Corporation, and Delaware and Hudson Railway Company, Inc. (collectively “Canadian Pacific” or “CP”).

2.    CN’s proposed financial terms reflect a 45% premium over KCS’s previous all-time high share price –double the premium offered by CP in its bid against private equity buyers, and at the far end of the range for public company mergers across all industries, especially measured relative to the KCS’s 52-week high share price. In addition, CN has proposed to spend more than $19 billion in cash, $11+ billion more than in CP’s offer to acquire KCS, and take on total debt in excess of $32 billion.

3.    CN’s prior motion was denied by the Board in Decision No. 3 in Finance Docket No. 36514 due to a significant and obvious deficiency.

4.    If the CN merger agreement were terminated for this reason, CN would owe KCS a termination fee of $1 billion. See CN-KCS Merger Agreement, Section 7.3(b)(i) (CN shall pay KCS a $1 billion reverse termination fee if Agreement terminated because requirement of STB Voting Trust Approval (under Section 6.1(e)) “has not been satisfied or waived”).

5.    See CP-1/KCS-1 (Notice of Intent to File); CP-17 (Submission of March 22, 2021 Request for Review of Voting Trust, attaching CP/KCS Merger Agreement); Decision No. 5 (STB served May 6, 2021) (approving use of voting trust).

6.    Board precedent allows for the parallel presentation of multiple, potentially inconsistent proposals to acquire control of a rail carrier. See, e.g., Norfolk Southern Corp. & Norfolk Southern Ry. – Control – Conrail Inc. & Consolidated Rail Corp., Finance Docket No 33286 (Decision No. 4 served Jan. 30, 1997) (establishing procedural schedule for consideration of Norfolk Southern’s proposed control of Conrail notwithstanding absence of an agreement between Norfolk Southern and Conrail). Here, KCS has already affirmed that a combination with CP would be a “perfect fit” and in the public interest, and the Board has already determined the rules applicable to CP’s proposed transaction and is evaluating Applicants’ proposed procedural schedule for Board review of that transaction.

Contacts:

Media

Alert_MediaRelations@cpr.ca

Investment Community

Chris De Bruyn

Tel: 403-319-3591

investor@cpr.ca